Exhibit 2

BROADWAY FINANCIAL CORPORATION
5055 Wilshire Boulevard, Suite 500
Los Angeles, CA 90036

August 22, 2013

CJA Private Equity Financial Restructuring Master Fund I, L.P.
c/o Gapstow Capital Partners
130 East 59th Street, 12th Floor
New York, NY 10022

Re:	Investor Rights

Ladies and Gentlemen:

This letter will confirm our agreement that pursuant to and effective as of your purchase of capital stock of Broadway Financial Corporation, a Delaware corporation (the “Company”), the parent company of Broadway Federal Bank, F.S.B. (the “Bank”), CJA Private Equity Financial Restructuring Master Fund I, L.P., a Cayman Islands limited partnership (the “Investor”), shall be entitled to the following contractual rights, in addition to any other rights specifically provided to the Investor pursuant to that certain Subscription Agreement, dated as of the date hereof, by and between the Company and the Investor, including any amendments or supplements thereto, and such other agreements, instruments and certificates delivered in connection therewith (collectively, the “Subscription Documents”):

1.         Right to Designate Board Member.  As long as the Investor (together with its affiliates) beneficially owns at least 4% of the total capital stock (including common shares and non-voting shares) of the Company or any of its affiliates, and subject to any required approvals or non-objections of the Board of Governors of the Federal Reserve System (whether acting directly or through the Federal Reserve Bank of San Francisco in such reserve bank’s regulatory capacity), the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation and/or any other regulatory body having jurisdiction over the Company or the Bank (collectively, the “Regulators”), the Company shall use its reasonable best efforts to cause one person nominated by the Investor to be elected to serve on the Board of Directors of the Company, and any direct or indirect subsidiary thereof, including the Bank (collectively, the “Board”), which efforts shall include, without limitation, soliciting proxies for the Investor’s nominee in the same manner as it does for the Company’s other nominees. Any director nominated by the Investor pursuant to this paragraph 1 shall be entitled to indemnification rights in his or her capacity as a member of the Board pursuant to an indemnification agreement in such form as shall be agreed to between the Company and the Investor. The Investor’s Board representative shall receive compensation from the Company equal in form and value to compensation paid to other Board members (such compensation to be paid as directed by the Investor). To facilitate the in-person attendance of the Investor’s Board representative (as a

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member of the Board pursuant to this paragraph 1 or as an observer pursuant to paragraph 2 below), the Company shall reimburse the Investor for all reasonable travel expenses of such representative promptly upon receiving documentation thereof reasonably acceptable to the Company; provided, however, that the Company shall not be obligated to reimburse expenses in excess of $20,000 in any calendar year.

2.         Board Observer Rights.  If the Investor is not represented on the Board (including during such time as regulatory approval is pending), as long as the Investor (together with its affiliates) beneficially owns at least 4.0% of the total capital stock (including any common shares and non-voting shares) of the Company or any of its affiliates, the Company shall allow a representative of the Investor to attend all meetings of the Board in a nonvoting observer capacity and, in this respect, shall give such representative copies of all notices, minutes, consents and other materials that it provides to its directors at the same time and in the same manner as provided to such directors; provided, however, that (i) such representative shall agree to hold in confidence and trust all information so provided; (ii) the representative may be excluded from access to any material or meeting or portion thereof if the Board determines in good faith, upon advice of counsel, that access to such material or attendance at such meeting would adversely affect the attorney-client privilege between the Company or the Bank and its counsel or would conflict with applicable banking laws or regulations or if such material or meeting relates to relations or negotiations with the Investor or require the consent or non-objection of any Regulator; and (iii) such observer shall be excluded from all “executive sessions” of the board of directors if any other persons who are not members of the board of directors, other than counsel to the Company, are also excluded. Upon reasonable notice and at a scheduled meeting of the Board or such other time, if any, as the Board may determine in its sole discretion, such representative may address the Board with respect to the Investor’s concerns regarding significant business issues facing the Company. For the avoidance of doubt, such representative shall not have access to any “confidential supervisory information” (as such term or relevant similar term is defined under the regulations of any Regulator).

3.         Terms of Agreements with Other Investors.  The Company represents and warrants that it has not entered into, and does not currently intend to enter into, any agreement with any other investor that provides rights to such investor related to its investment in capital stock of the Company, other than any such agreement as to which it has provided a copy to the Investor. If the Company enters into any such agreement with a party that agrees to purchase capital stock issued by the Company after the date hereof, then the Company shall promptly provide a copy of any such agreement to the Investor. As to any such agreement entered into with any other investor agreeing to purchase capital stock issued by the Company, any terms of such agreement that are more favorable to such investor than the terms of the Subscription Documents shall be added and incorporated into this letter agreement, unless the Investor provides written notice to the Company that it elects to waive its rights to any such additional or modified terms.

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4.         Capital Structure.

(a)       Exchange Rights.  The Investor shall have the right, but not the obligation, from time to time, in its sole discretion, to exchange any voting common stock held by the Investor for the non-voting common stock of the Company (“Non-Voting Common Stock”) if the Company’s certificate of incorporation then authorizes the Company to issue Non-Voting Common Stock, or the non-voting preferred stock of the Company referred to herein if the Company’s certificate of incorporation does not then authorize the issuance of Non-Voting Common Stock, in order to reduce its ownership of any class of voting securities of the Company to 4.9% of the voting securities of the Company on a fully-diluted basis. The Non-Voting Common Stock shall have all of the rights and other attributes of the Company’s currently outstanding common stock, except as provided in this paragraph 4(a) and except that such stock shall not be entitled to vote on any matter, except as required by the Delaware General Corporation Law. The non-voting preferred stock referred to herein shall be authorized by the Company prior to the closing of the transactions contemplated by the Subscription Documents and shall have the rights, powers and preferences set forth in a Certificate of Designation of Series G Non-Voting Preferred Stock substantially in the form attached as Exhibit A hereto and is referred to herein collectively with the Non-Voting Common Stock as the “Non-Voting Stock.” Any such exchange of voting common stock for Non-Voting Stock shall be effected by way of an Exchange Agreement in form and substance substantially as set forth on Exhibit B hereto. Any Non-Voting Stock of the Company held by the Investor shall, upon its transfer to any person other than the Investor, or one of its affiliates, immediately and without any further action on the part of any person, automatically convert into voting common stock of the Company, as provided for in the Company’s certificate of incorporation provisions relating to the Non-Voting Common Stock or the Certificate of Designation of the Series G Non-Voting Preferred Stock, as applicable, subject to compliance with the applicable requirements of the Regulators. Any shares of Non-Voting Stock received by the Investor or any affiliate of the Investor pursuant to this paragraph shall not be convertible by the Investor into shares of voting common stock or any other voting security of the Company, and any such shares shall be subject to the restrictions set forth in the Company’s certificate of incorporation provisions relating to the Non-Voting Common Stock or the Certificate of Designation of the Series G Non-Voting Preferred Stock, including restrictions on transfer contained therein that are intended to cause such shares to qualify as non-voting shares under the applicable requirements and policies of the Regulators. For the avoidance of doubt, it is the intention of the parties hereto that any shares of Series G Non-Voting Preferred Stock that are outstanding at the time the Company’s certificate of incorporation is amended to authorize the Company to issue Non-Voting Common Stock shall be converted into shares of Non-Voting Common Stock and that no shares of Series G Non-Voting Preferred Stock shall be issued to any person or entity after that time.

(b)       Preemptive Rights. If, following the consummation of the transactions contemplated by the Subscription Documents, the Company authorizes the issuance or sale of any securities comparable or identical to the securities issued in this offering pursuant to the Subscription Documents, the Investor shall be entitled, in its sole discretion, to (i) purchase shares of common stock, Non-Voting Stock or any combination thereof, such that the Investor would maintain its percentage ownership interest in the Company’s capital stock on a fully-diluted basis; or (ii) exchange any Non-Voting Stock held by the Investor for voting common stock, such that the Investor would maintain its percentage ownership interest in the Company’s

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common stock on a fully-diluted basis, in each case, subject to compliance with the applicable requirements of the Regulators. With respect to each of (i) and (ii) above (the “Preemptive Rights”), the Company shall give written notice of such proposed issuance or sale (including the terms and conditions thereof) to the Investor at least thirty (30) days prior to the anticipated issuance or sale date and the Investor shall have twenty (20) days from the receipt thereof to provide the Company with notice of the exercise of its Preemptive Rights with respect to such issuance or sale. The Preemptive Rights described herein shall not apply to the issuance of securities of the Company (A) to employees or directors of, or consultants or advisors to, the Company or the Bank pursuant to a plan, agreement or arrangement approved by the Board, (B) in connection with the acquisition of another company by the Company by way of merger or other reorganization or the acquisition of all or substantially all of the assets or capital stock of such company, provided that such issuances are approved by the Board, or (C) in a transaction approved by the Board that results in a “Change of Control,” which for purposes of this letter agreement a “Change of Control” means the acquisition by any person (including a group of related persons within the meaning of Rule 13d-2 of the Securities Exchange Act of 1934, as amended) of (x) more than fifty percent (50%) of the outstanding capital stock of the Company; (y) all or substantially all of the assets of the Company (including without limitation the sale of more than two-thirds (2/3) of the capital stock held by the Company in the Bank); or (z) a merger of the Company with or into any person, or of any person with or into the Company, immediately after which the shareholders of the Company (as measured immediately prior to completion of the transaction) own less than a majority of the combined capital stock or membership interests of the surviving entity. In the case of a Change of Control, the Investor’s non-voting securities shall be exchanged or purchased in the same manner as the voting common stock of the Company; provided, however, that in all cases, the aggregate ownership percentage of the Investor and its affiliates in the issued and outstanding voting securities of the Company shall be less than 10%. For the purpose of any such calculations of the percentage of voting securities owned by the Investor and its affiliates, the Investor shall include (i) any voting securities previously sold or transferred by the Investor and its affiliates, and (ii) any voting securities that were converted to Non-Voting Stock pursuant to paragraph 4(a) above as if such Non-Voting Stock were still voting securities. In addition, the total equity ownership of the Company by the Investor and its affiliates shall not exceed 24.9% of the Company’s issued and outstanding stock.

5.         Expense Reimbursement.  The Company shall pay the fees and expenses incurred by the Investor in connection with its evaluation of the Company and negotiation of the Subscription Documents (including, without limitation, legal and travel expenses), regardless of whether the transactions contemplated by the Subscription Documents are consummated promptly upon receiving documentation thereof reasonably acceptable to the Company; provided, however, that the Company shall not be obligated to reimburse expenses in excess of $40,000.

6.         Registration Rights.  The Company shall provide a “shelf registration” for use by the Investor in the offer and sale of shares acquired by the Investor pursuant to the Transaction Documents, the registration statement for which shall be filed with the SEC by not later than the Filing Deadline (as defined in Section 1(a) of the Registration Rights Agreement referred to below). In addition, the Investor shall be entitled to exercise “piggyback” registration rights to participate in the registration of shares pursuant to all registration statements proposed to be filed

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by the Company (except for the registration of securities (a) to be offered pursuant to an employee benefit plan on Form S-8 or pursuant to a registration made on Form S-4 or any successor forms then in effect or (b) in a transaction relating solely to the sale of debt or convertible debt instruments). The rights and obligations of the Investor and the Company in respect of such registration rights shall be set forth in a Registration Rights Agreement in form and substance substantially as set forth on Exhibit C hereto.

7.         Regulatory Approval.  The Company and the Investor shall cooperate to obtain the appropriate approvals from the Regulators in accordance with this letter agreement and the Subscription Documents. If necessary, the Investor shall agree to certain passivity commitments imposed by the Regulators, provided, that the terms and conditions of such commitments are customary and are not deemed by the Investor (in its sole discretion) to be unreasonable and provided, further, that the Investor shall not be required to agree to any restrictions, conditions or commitments imposed or otherwise required by any Regulator that are determined by the Investor (in its sole discretion) to be unduly burdensome.

8.         Miscellaneous.  The validity, construction and interpretation of this letter agreement and the rights and duties of the parties hereunder shall be governed by and construed in accordance with laws of the State of New York without regard to its conflicts of laws

[Signature page to follow]

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Very truly yours,

Broadway Financial Corporation

By:	/s/ Wayne-Kent A. Bradshaw
Name: Wayne-Kent A. Bradshaw
Title: President and Chief Executive Officer

******************************************************

ACKNOWLEDGED AND AGREED:

CJA PRIVATE EQUITY FINANCIAL

RESTRUCTURING MASTER FUND I L.P.

By:	CJA Private Equity Financial Restructuring
GP I Ltd., its General Partner

By:	/s/ Christopher J. Acito
Name: Christopher J. Acito
Title: Managing Member

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Exhibit A

Form of Series G Certificate of Designations

CERTIFICATE OF DESIGNATIONS

OF

SERIES G NON-VOTING PREFERRED STOCK

OF

BROADWAY FINANCIAL CORPORATION

__________________________________

Pursuant to Section 151 of the General
Corporation Law of the State of Delaware

 __________________________________

Broadway Financial Corporation (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), hereby certifies as follows:

FIRST:  The Corporation’s Certificate of Incorporation (as amended, supplemented and/or restated, the “Charter”) authorizes the issuance of up to 1,000,000 shares of serial preferred stock, par value $0.01 per share (the “Authorized Preferred Stock”), and further authorizes the Board of Directors of the Corporation by resolution or resolutions to provide for the issuance of Authorized Preferred Stock in series and to establish the number of shares to be included in each such series and to fix the designation, powers, preferences and relative, participating, optional or other rights and qualifications, limitations or restrictions of each such series.

SECOND:  On August 12, 2013, the Board of Directors of the Corporation adopted the following resolution authorizing the creation and issuance of a series of said Authorized Preferred Stock to be known as “Series G Non-Voting Preferred Stock”:

RESOLVED:  that, pursuant to authority conferred upon the Board of Directors by Article FOURTH of the Certificate of Incorporation of the Corporation, the Board of Directors hereby designates a new series of preferred stock and the number of shares constituting such series and fixes the rights, powers, preferences, privileges and the qualifications, limitations and restrictions relating to such series as set forth in Attachment A.

[Signature page follows.]

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designations to be executed by Wayne-Kent A. Bradshaw, its President and Chief Executive Officer, this __ day of August, 2013.

BROADWAY FINANCIAL CORPORATION

By:
Name: Wayne-Kent A. Bradshaw
Title: President and Chief Executive Officer

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ATTACHMENT A

 ____________________

Certificate of Designations of

the Series G Non-Voting Preferred Stock of

Broadway Financial Corporation

___________________

1.         Designation, Number and Rank.  A series of preferred stock is hereby created out of the authorized and unissued shares of preferred stock of the Corporation. The shares of such series shall be designated as the Series G Non-Voting Preferred Stock, par value $0.01 per share (the “Series G Non-Voting Preferred Stock”). The number of shares initially constituting the Series G Non-Voting Preferred Stock shall be 35,000. The Series G Non-Voting Preferred Stock shall be subordinate and junior to all indebtedness of the Corporation and to all other series of preferred stock of the Corporation, other than any series of preferred stock the terms of which provide that such series is subordinate or junior to the Series G Non-Voting Preferred Stock in any respect, and shall rank on parity with the Common Stock with respect to the declaration and payment of dividends, except as provided in Section 2, and with respect to distributions upon the liquidation, dissolution or winding up of the Corporation.

2.         Dividends.  The holders of Series G Non-Voting Preferred Stock shall be entitled to receive ratable dividends as provided herein only if and when dividends are concurrently declared and payable on the shares of Common Stock of the Corporation, out of any assets legally available therefor, which dividends shall be payable when, as and if declared by the Board of Directors; provided, that no dividend may be declared or paid on the Common Stock of the Corporation unless a dividend of $0.001 per share of Series G Non-Voting Preferred Stock (the “Series G Dividend Preference”) is concurrently declared and paid in full on all outstanding shares of Series G Non-Voting Preferred Stock. The right to receive dividends on the Series G Preferred Stock shall not be cumulative. The full amount and form (whether cash, stock or other property) of dividends, if any, declared and payable on each share of Series G Non-Voting Preferred Stock in connection with declaration and payment of any dividend on the Common Stock of the Corporation shall be (i) an amount of cash equal to the Series G Dividend Preference, plus (ii) an amount equal to and in the same form or forms as the dividend concurrently declared and payable on the shares of Common Stock of the Corporation multiplied by the number of shares of Common Stock of the Corporation into which such share of Series G Non-Voting Preferred Stock would then be convertible if an event specified in Section 5 had occurred simultaneously therewith.

3.         Liquidation.

(a)       Upon the occurrence of a Liquidation Event (as defined in Section 3(b)), the assets of the Corporation or proceeds thereof (whether capital or surplus) remaining available for distribution to stockholders of the Corporation after payment, or provision for payment, in full of all claims of creditors of the Corporation and all amounts due on any preferred stock or other securities of the Corporation that are superior and prior in rank to the Common Stock and the Series G Non-Voting Preferred Stock shall be distributed to the holders of the Common Stock and the Series G Non-Voting Preferred Stock pro rata based, respectively, on the number

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of shares of Common Stock outstanding at such time and the number of shares of Common Stock into which the Series G Non-Voting Preferred Stock outstanding at such time is then convertible.

(b)       For purposes of this Section 3, a “Liquidation Event” means a liquidation, dissolution or winding up of the Corporation.

4.         Voting.  The Series G Non-Voting Preferred Stock shall not be entitled to vote on any matter except as required by the DGCL. As to all matters for which voting by class is specifically required by the DGCL, each outstanding share of Series G Non-Voting Preferred Stock shall be entitled to one vote.

5.         Mandatory Conversion.

(a)       Bank Regulatory Conversion.  Each share of Series G Non-Voting Preferred Stock shall convert, automatically and without any action by any person, into one hundred (100) fully paid and nonassessable shares of Common Stock upon any transfer of such share to any person other than the Initial Holder (as defined in Section 3(c)(ii)) or any Affiliate (as defined in Section 3(ii)) of such Initial Holder pursuant to clause (iii), (iv) or (v) of the following sentence. The shares of Series G Non-Voting Preferred Stock are not convertible into Common Stock by the Initial Holder or any Affiliate of such Initial Holder and may only be transferred by the Initial Holder or such Affiliate (i) to an Affiliate of such Initial Holder, (ii) to the Corporation, (iii) in a widespread public distribution, (iv) in a transfer in which no transferee (or group of associated transferees) would receive 2% or more of any class of voting securities of the Corporation, or (v) to a transferee that would control more than 50% of the voting securities of the Corporation without any transfer from the Initial Holder or any Affiliate of such Initial Holder. Notwithstanding the foregoing, the Corporation may restrict such conversion to the extent it would be inconsistent with, or in violation of, the requirements of any Regulator (as defined below) with respect to the restrictions on the transfer of the Series G Non-Voting Preferred Stock that are required in order to preserve the “non-voting” classification of the Series G Non-Voting Preferred Stock for regulatory purposes. Any such restriction shall be imposed and deemed effective immediately upon the transmittal by the Corporation of written notice to such holder specifying in reasonable detail the reason for such restriction; and in the event such notice is transmitted after the event giving rise to such automatic conversion, the restriction shall be deemed to have been imposed and effective retroactively to the time of such event, and such conversion shall be deemed not to have occurred, so long as such notice is transmitted within one hundred eighty (180) days after the event giving rise to such conversion. Such notice may be dispatched by first class mail, by electronic transmission, or by any other means reasonably designed and in good faith intended to provide prompt delivery to an executive officer (or equivalent) of, or legal counsel to, such holder.

(b)       Conversion on Authorization of Non-Voting Common Stock.  Each share of Series G Non-Voting Preferred Stock shall convert, automatically and without any action by any person, into one hundred (100) fully paid and nonassessable shares of Non-Voting Common Stock as of the close of business on the fifth Business Day following the effective date of an amendment to the certificate of incorporation of the Corporation that authorizes the Corporation to issue Non-Voting Common Stock. As used herein, the term “Non-Voting Common Stock”

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means capital stock of the Corporation having all of the rights and other attributes of the Common Stock that the Corporation is currently authorized to issue, except that such stock (i) shall not be entitled to vote on any matter, except as required by the DGCL and (ii) shall convert into Common Stock on a share for share basis, automatically and without any action by any person, upon the same events and be subject to the same restrictions on transfer as provided in Section 5(a) with respect to the Series G Non-Voting Preferred Stock. No shares of Series G Non-Voting Preferred Stock shall be issuable by the Corporation after the date and time the amendment to the Certificate of Incorporation authorizing the Corporation to issue Non-Voting Common Stock becomes effective.

(c)        Certain Definitions.  For purposes of this Certificate of Designations and the Corporation’s Certificate of Incorporation as amended hereby:

(i)          the term “Initial Holder” shall mean any of CJA Private Equity Financial Restructuring Master Fund I LP, National Community Investment Fund or BBCN Bancorp, Inc., each in its capacity as an entity to which the Corporation originally issued shares of Series G Non-Voting Preferred Stock.

(ii)         the term “Affiliate” shall mean any person or entity that directly or indirectly controls, is controlled by, or is under common control with the person or entity to which the defined term refers. For purposes of this definition, the term “control” means the ability, directly or indirectly, to direct or influence the direction of the management and policies of the person in question, whether such ability arises by virtue of ownership interest, contract right or otherwise. Without limiting the generality of the foregoing, a person is an Affiliate of another person if the first person (i) is an executive officer (as such term is defined in Rule 405 of the Securities Act of 1933, as amended) of the second person; (ii) is a director of the second person where such second person is a corporation; (iii) is a manager (or an executive officer, director, general partner or manager of an entity that is a manager) of the second person where such second person is a limited liability company; (iv) is a general partner (or an executive officer, director, general partner or manager of an entity that is a general partner) of the second person where such second person is a partnership; or (v) directly or indirectly has or shares the power to vote, or direct the voting of, or to dispose of, or direct the disposition of, securities representing more than ten percent (10%) of the combined voting power of the securities of the second person.

(iii)        the term “Regulator” shall mean any of (i) the Board of Governors of the Federal Reserve System (whether acting directly or by or through the Federal Reserve Bank of San Francisco in such bank’s regulatory capacity); (ii) the Federal Deposit Insurance Corporation; (iii) the Office of the Comptroller of the Currency; (iv) any successor agency to any of the foregoing; or (v) any other federal regulatory authority, whether in existence as of the date hereof or hereafter established, having jurisdiction over the Corporation or its banking subsidiary as to matters of compliance with the Federal Deposit Insurance Company Act, the Bank Holding Company Act, the Federal Reserve Act, the Home Owners’ Loan Act, any successor statute or amendment to any of the foregoing, or any regulation adopted pursuant thereto.

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6.         Adjustments for Certain Events.

(a)       Changes in Capitalization.  In the event of any stock dividend, stock split, recombination or other similar event affecting the Common Stock, each share of Series G Non-Voting Preferred Stock shall be adjusted by multiplying such share by a fraction, (i) the numerator of which is the number of shares of Common Stock outstanding immediately after the effective time of such event (excluding for such purpose shares of Common Stock issuable upon the conversion of the Series G Non-Voting Preferred Stock but including any other securities convertible into or exchangeable for shares of Common Stock), and (ii) the denominator of which is the number of shares of Common Stock outstanding immediately prior to the effective time of such event (excluding for such purpose shares of Common Stock issuable upon the conversion of the Series G Non-Voting Preferred Stock but including any other securities convertible into or exchangeable for shares of Common Stock). For avoidance of doubt, no issuance of securities shall give rise to the adjustment set forth in this Section 6(a) unless approved by the Board of Directors of the Corporation for the purpose of affecting all shares of Common Stock (including securities convertible into or exchangeable for Common Stock) proportionately. In the event the adjustment required in this Section 6(a) would result in an unjust or disproportionate adjustment of the number of shares of Series G Non-Voting Preferred Stock, then such adjustment shall be revised to cause the result to be as nearly as possible equitable and just as among all holders of the Corporation’s capital stock.

(b)       Certain Corporate Transactions.  In the event of (A) the acquisition by any person (including a group of related persons within the meaning of Rule 13d-2 of the Securities Exchange Act of 1934, as amended, whether or not such regulation shall then be applicable to the Corporation or its securities) of (i) more than fifty percent (50%) of the outstanding capital stock of the Corporation, or (ii) all or substantially all of the assets of the Corporation (including without limitation the sale of more than two-thirds (2/3) of the capital stock held by the Corporation in Broadway Federal Bank, f.s.b.); or (B) a merger of the Corporation with or into any person, or of any person with or into the Corporation, immediately after which the stockholders of the Corporation (as measured immediately prior to completion of the transaction) own less than a majority of the combined capital stock or membership interests of the surviving entity, then, in each such case, proper provision shall be made so that the holders of the Series G Non-Voting Preferred Stock shall be entitled to receive in exchange for or in respect of their shares of Series G Non-Voting Preferred Stock the same form and amount of consideration, if any, as the holders of the Common Stock receive in exchange for or in respect of their shares of Common Stock, with the amount of such consideration, if any, to be received for or in respect of each share of Series G Non-Voting Preferred Stock to be equal to the amount that would be received by a holder of the number of shares of Common Stock into which one share of Series G Non-Voting Preferred Stock would then be convertible if an event specified in Section 5 had occurred simultaneously therewith.

(c)       Certain Other Rights.  In the event of the exercise by the Initial Holder or any Affiliate of any preemptive rights or antidilution protections, whether arising under the Certificate of Incorporation, this Certificate of Designations, or by any stockholder agreement, investor rights agreement or similar instrument to which the Corporation is a party, to acquire additional shares of Common Stock or Series G Non-Voting Preferred Stock, then and in each such event the Corporation shall take such actions as may be reasonably necessary in order to

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adjust the number of shares of Series G Non-Voting Preferred Stock as required to enable the Initial Investor or any Affiliate to hold such stock without making application for approval or non-objection by any Regulator, including without limitation, using its reasonable best efforts to (i) amend this Certificate of Designations or the Certificate of Incorporation to provide for additional shares of Series G Non-Voting Preferred Stock or shares of another class or series of preferred stock having rights, preferences and limitations identical in all material respects thereto; and (ii) amend the Certificate of Incorporation to authorize additional shares of preferred stock and, to the extent necessary, additional shares of Common Stock in order to permit the conversion of the Series G Non-Voting Preferred Stock pursuant to Section 5 hereof and any other class or series of preferred stock issued pursuant hereto.

7.         Amendment.  This Certificate of Designations constitutes an agreement between the Corporation and the holders of the Series G Non-Voting Preferred Stock and may be amended only by the affirmative vote of the Board of Directors of the Corporation and, in addition to any other vote of stockholders required by the DGCL, the holders of a majority of the outstanding shares of Series G Non-Voting Preferred Stock.

#        #        #

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Exhibit B

Form of Series G Exchange Agreement

EXCHANGE AGREEMENT

THIS EXCHANGE AGREEMENT (this “Agreement”) is made as of [___________], 201[_] by and between Broadway Financial Corporation (the “Company”), a Delaware corporation and parent company of Broadway Federal Bank, f.s.b., and [_______________________] (“Investor”).

W I T N E S S E T H

WHEREAS, Investor owns, or has a contractual right to receive, shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”);

WHEREAS, pursuant to the terms of that certain letter agreement (the “Letter Agreement”) dated August __, 2013 between the Company and Investor, Investor and its successors and assigns (collectively hereinafter referred to as “Investor”) have the right to exchange any voting common stock held by them for Non-Voting Stock (as defined in the Letter Agreement), in order to effect a reduction of its or their ownership of voting securities to 4.9% of the voting securities of the Company, as determined on a fully-diluted basis; and

WHEREAS, Investor wishes to exercise its right pursuant to the Letter Agreement to exchange [__________] shares of the Company’s [Series F Common Stock Equivalent] [Common Stock]1 (the “Exchanged Shares”) for [___________]2 shares of Non-Voting Stock (the “Replacement Shares”).

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, the parties hereby agree as follows:

ARTICLE 1

EXCHANGE TRANSACTION

1.1       Exchange. Subject to the terms and conditions of this Agreement, at the Closing (as defined below), Investor shall deliver to the Company the Exchanged Shares, and, in exchange therefor, the Company shall issue and deliver to Investor the Replacement Shares, delivered in certificated form, registered in Investor’s name and address.

ARTICLE 2

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to Investor as follows:

2.1       Organization; Qualification. The Company is a corporation duly incorporated and validly existing under the laws of the State of Delaware. The Company has all requisite

1 Select one, as applicable.

2 Number of Replacement Shares to be based on a 100:1 exchange ratio and any applicable adjustments, if Series G Non-Voting Preferred Stock is to be issued as the Replacement Shares.

corporate power to execute and deliver this Agreement, to issue and exchange the Replacement Shares for the Exchanged Shares and otherwise to carry out the provisions of this Agreement.

2.2       Authorization; Valid and Binding Obligation. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization of this Agreement, the performance of all obligations of the Company hereunder and the authorization and exchange of the Replacement Shares for the Exchanged Shares pursuant hereto has been taken. The Replacement Shares, including the Common Stock issuable upon conversion of the Replacement Shares, when so issued, sold and delivered against receipt of the consideration therefor in accordance with the provisions of this Agreement, shall be duly and validly issued, fully paid and non-assessable. This Agreement has been duly executed and delivered by the Company and constitutes the valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

2.3       Capitalization.         The Company has disclosed to Investor in writing the capitalization of the Company that will be in effect immediately after the Closing.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF INVESTOR

Investor represents and warrants to the Company as follows:

3.1       Authorization; Valid and Binding Obligation. Investor has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder. [Investor acquired such power and authority by appropriate permitted assignment from [_____________]]3 This Agreement constitutes the valid and binding obligation of Investor, enforceable against it in accordance with its terms, assuming the due authorization, execution and delivery hereof by the Company.

3.2       Title to Shares. Investor has valid title to the Exchanged Shares, free and clear of all liens, restrictions, proxies, voting trusts, voting agreements, encumbrances and claims of any kind. At the Closing, the Company shall acquire valid title to and beneficial and record ownership of the Exchanged Shares being transferred by Investor pursuant to this Agreement.

ARTICLE 4

CLOSING

4.1       Closing. The Closing of the transactions contemplated by this Agreement (“Closing”) shall take place simultaneously with the execution of this Agreement either by mail, virtually through the Internet, or at the offices of Arnold & Porter LLP, 777 South Figueroa Street, 44th Floor, Los Angeles, California, or at such other time and place as may be mutually agreed upon by the parties hereto.

4.2       Deliveries at the Closing.

3 Include if applicable, stating name of original Investor and subsequent assignees.

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(a)       By Investor. At the Closing, Investor shall deliver or cause to be delivered to the Company or, if applicable, the transfer agent for the Replacement Shares, certificates representing the Exchanged Shares owned by Investor free and clear of all liens, encumbrances, pledges and claims of any kind, accompanied by instruments of transfer sufficient to transfer such stock to the Company.

(b)       By the Company. At the Closing, the Company shall deliver the Replacement Shares to Investor, including the certificates specified in Section 1.1.

ARTICLE 5
MISCELLANEOUS

5.1       Survival of Representations, Warranties and Covenants. The representations, warranties, agreements and covenants made by each party in this Agreement shall survive execution and delivery of this Agreement and the consummation of the transactions contemplated hereby notwithstanding any investigation, audit or review made at any time by any party to this Agreement and notwithstanding the delivery of any documents, exhibits, schedules or certificates pursuant to this Agreement.

5.2       Further Assurances. Each party will at any time and from time to time execute, acknowledge, deliver and perform all such further acts, deeds, assignments, transfers, conveyances, powers of attorney and assurances as may be necessary to carry out the provisions and intent of this Agreement.

5.3       Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earliest of: (i) personal delivery to the party to be notified; (ii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iii) one (1) business day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt. All communications shall be sent to each party as follows:

If to the Company:

Broadway Financial Corporation

5055 Wilshire Boulevard, Suite 500

Los Angeles, CA 90036

Attention: Wayne-Kent A. Bradshaw, President and CEO

with a copy to:

Arnold & Porter LLP

777 South Figueroa Street, 44th Floor

Los Angeles, CA 90017

Attention: James R. Walther, Esq.

If to Investor:

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with copies to:

5.4       Entire Agreement.  This Agreement contains the entire understanding of the parties in respect of its subject matter and supersedes all prior agreements and understandings between or among the parties with respect to such subject matter.

5.5       Expenses.  The parties shall pay their own fees and expenses, including their own counsel fees, incurred in connection with this Agreement or any transaction contemplated by this Agreement.

5.6       Amendment; Waiver. This Agreement may not be modified, amended, supplemented, cancelled or discharged, except by written instrument executed by each of the parties. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege.

5.7       Binding Effect; Assignment. Except as otherwise provided herein, the rights and obligations of this Agreement shall bind and inure to the benefit of the parties and their respective successors and legal assigns. The rights and obligations of this Agreement may not be assigned by any of the parties without the prior written consent of the other parties. Any assignment in violation of this Section 5.7 shall be void and of no force or effect.

5.8       Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile or PDF signatures shall be deemed originals for all purposes.

5.9       Headings.  The headings contained in this Agreement are for convenience of reference only and are not to be given any legal effect and shall not affect the meaning or interpretation of this Agreement.

5.10     Governing Law.  This Agreement shall be governed by, and construed in accordance with the laws of the State of Delaware, all rights and remedies being governed by said laws, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws.

[Signature page follows]

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IN WITNESS WHEREOF, each of the parties, intending to be legally bound, have executed this Agreement or have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.

BROADWAY FINANCIAL CORPORATION

By:
Name:
Title:

[INVESTOR]

By:
Name:
Title:

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Exhibit C

Registration Rights Agreement

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made as of August 22, 2013, between Broadway Financial Corporation, a Delaware corporation and parent company of Broadway Federal Bank, F.S.B (the “Company”) on the one hand, and each of CJA Private Equity Financial Restructuring Master Fund I LP, a Cayman Islands limited partnership, National Community Investment Fund, a trust, and BBCN Bancorp, Inc., a Delaware corporation (each an “Investor” and, collectively, the “Investors”) on the other hand. For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Investors hereby agree as follows:

1.         REGISTRATION RIGHTS

(a)        Shelf Registration.

(i)          Subject to the terms and conditions of this Agreement, the Company covenants and agrees that upon the expiration of ninety (90) days after the date on which the first of the transactions provided for in the agreements listed in Schedule I hereto is completed (the “Filing Deadline“), the Company shall have prepared and filed with the Securities and Exchange Commission (the “SEC”) one or more Shelf Registration Statements covering the resale of all of the Registrable Securities (or, if permitted by the rules of the SEC, otherwise designated an existing Shelf Registration Statement filed with the SEC to cover such Registrable Securities), and, to the extent the Shelf Registration Statement has not theretofore been declared effective or is not automatically effective upon such filing, the Company shall use reasonable best efforts to cause such Shelf Registration Statement to be declared or become effective as soon as practicable (and in any event no later than the Effectiveness Deadline) and to keep such Shelf Registration Statement continuously effective and in compliance with the Securities Act and usable for resale of such Registrable Securities until the date that is 12 months after the initial effective date thereof (the “Registration Termination Date“).

(ii)         Any registration pursuant to this Section 1(a) shall be effected by means of a shelf registration under the Securities Act (a “Shelf Registration Statement“) in accordance with the methods and distribution set forth in the Shelf Registration Statement and Rule 415.

(b)       Piggyback Registration.

(i)          As long as an Investor holds Registrable Securities (as defined below), if at any time or from time to time, the Company shall determine to register any of its securities under the Securities Act of 1933, as amended (the “Securities Act”) (except for the registration of securities (x) to be offered pursuant to an employee benefit plan on Form S-8 or pursuant to a registration made on Form S-4 or any successor forms then in effect or (y) in a transaction relating solely to the sale of debt or convertible debt instruments), at any time, and the registration form to be used may be used for the registration of the Registrable Securities (a “Piggyback Registration”), the Company shall:

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(A)        give to the Investor thirty (30) days written notice prior to filing the registration statement (the “Piggyback Registration Notice”); and

(B)        include in such registrations, and in any underwriting involved therein, all the Registrable Securities specified in a written request made by the Investor within fifteen (15) days after receipt of such written notice from the Company, except as set forth in subsection (ii) below.

(ii)         If the registration is for a registered public offering involving an underwriting, the Company shall so advise the Investor as a part of the Piggyback Registration Notice. In such event, the right of the Investor to registration shall be conditioned upon the Investor’s participation in such underwriting and the inclusion of the Investor’s Registrable Securities in the underwriting to the extent provided herein. If the Investor proposes to distribute its securities through such underwriting, it shall (together with the Company and any other holders distributing their securities through such underwriting) enter into an underwriting agreement in the form agreed to by the Company with the underwriter(s) selected for such underwriting by the Company. The Investor and its legal counsel shall have the right to review and comment on such underwriting agreement but shall not have any approval rights with respect thereto. Notwithstanding any other provision of this Agreement, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit the number of Registrable Securities to be included in the registration and underwriting. The Company shall so advise the Investor and the other holders distributing their securities through such underwriting pursuant to a Piggyback Registration, and the number of shares of Registrable Securities and other securities that may be included in the registration and underwriting, after first including all securities proposed to be offered and sold by the United States Treasury Department or its permitted transferees and by the Company, shall be allocated among the Investor and other holders otherwise entitled to registration rights in proportion, as nearly as practicable, to the respective amounts of Registrable Securities sought to be registered by the Investor and other securities held by other holders at the time of filing the registration statement. If the Investor disapproves of the terms of any such underwriting, the Investor may elect to withdraw therefrom by written notice to the Company and the managing underwriter.

2.         EXPENSES OF REGISTRATION

All expenses incurred in connection with the registrations pursuant to Section 1 hereof, including all registration, filing and qualification fees, printing expenses, fees and disbursements of counsel for the Company and expenses of any special audits of the Company’s financial statements incidental to or required by such registration, shall be borne by the Company, except that the Company shall not be required to pay underwriters’ fees, discounts or commissions relating to Registrable Securities or fees of separate legal counsel for Investors.

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3.         REGISTRATION PROCEDURES

(a)       Company Obligations.

In the case of each registration effected by the Company pursuant to this Agreement, the Company will keep the Investors who have rights with respect thereto pursuant to this Agreement advised in writing as to the initiation of each registration and as to the completion thereof. In addition, at its expense the Company will:

(i)          In the case of Piggyback Registrations, keep such registration pursuant to this Agreement continuously effective for a period of ninety (90) days, or such reasonable period necessary to permit Investors to complete the distribution described in the registration statement relating thereto, whichever first occurs;

(ii)         Prepare and file with the SEC a prospectus supplement with respect to a proposed offering of Registrable Securities pursuant to an effective registration statement and, subject to this Section 3(a), keep such registration statement effective and such prospectus supplement current.

(iii)        Prepare and file with the SEC such amendments and supplements to the applicable registration statement and the prospectus or prospectus supplement used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

(iv)        Furnish to the Holders such number of correct and complete copies of the applicable registration statement and each such amendment and supplement thereto (including in each case all exhibits) and of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned or to be distributed by them.

(v)         Use its reasonable best efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Holders, to keep such registration or qualification in effect for so long as such registration statement remains in effect, and to take any other action which may be reasonably necessary to enable such seller to consummate the disposition in such jurisdictions of the securities owned by such Holder; provided, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

(vi)        Notify each Holder of Registrable Securities at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the applicable prospectus, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing (which notice shall not contain any material non-public information).

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(vii)       Give written notice to the Holders (which notice shall not contain any material, non-public information):

(A)        when any registration statement filed pursuant to Section 1A or any amendment thereto has been filed with the SEC (except for any amendment effected by the filing of a document with the SEC pursuant to the Exchange Act) and when such registration statement or any post-effective amendment thereto has become effective;

(B)        of any request by the SEC for amendments or supplements to any registration statement or the prospectus included therein or for additional information;

(C)        of the issuance by the SEC of any stop order suspending the effectiveness of any registration statement or the initiation of any proceedings for that purpose;

(D)        of the receipt by the Company or its legal counsel of any notification with respect to the suspension of the qualification of the Common Stock for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

(E)        of the happening of any event that requires the Company to make changes in any effective registration statement or the prospectus related to the registration statement in order to make the statements therein not misleading (which notice shall be accompanied by an instruction to suspend the use of the prospectus until the requisite changes have been made).

(viii)      Use its commercially reasonable best efforts to prevent the issuance or obtain the withdrawal of any order suspending the effectiveness of any registration statement referred to in Section 3(a)(vii)(C) at the earliest practicable time.

(ix)        Upon the occurrence of any event contemplated by Section 3(a)(vii)(C) or 3(a)(vii)(E) and subject to the Company's rights under Section 3(b), promptly prepare a post-effective amendment to such registration statement or a supplement to the related prospectus or file any other required document so that, as thereafter delivered to the Holders, the prospectus shall not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(x)         Cause all such Registrable Securities to be listed on each securities exchange on which the same class of securities issued by the Company are then listed.

(xi)        If requested by Holders of a majority of the Registrable Securities being registered and/or sold in connection therewith, promptly include in a prospectus supplement or amendment such information as the Holders of a majority of the Registrable Securities being registered and/or sold in connection therewith may reasonably request in order to permit the intended method of distribution of such securities and make all required filings of such prospectus supplement or such amendment as soon as practicable after the Company has received such request.

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(xii)       Timely provide to its security holders earnings statements satisfying the provisions of Section 9(a) of the Securities Act and Rule 158 thereunder.

(b)       Suspension of Sales.  Upon receipt of written notice from the Company that a registration statement, prospectus or prospectus supplement contains or may contain an untrue statement of a material fact or omits or may omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that circumstances exist that make use of such registration statement, prospectus or prospectus supplement inadvisable, each Holder of Registrable Securities shall forthwith discontinue disposition of Registrable Securities pursuant to such registration statement until such Holder has received copies of a supplemented or amended prospectus or prospectus supplement, or until such Holder is advised in writing by the Company that the use of the prospectus and, if applicable, prospectus supplement may be resumed, and, if so directed by the Company, such Holder shall deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Holder's possession, of the prospectus and, if applicable, prospectus supplement covering such Registrable Securities current at the time of receipt of such notice (each such suspension, a “Suspension Period”). No single Suspension Period shall exceed forty-five (45) consecutive days and the aggregate of all Suspension Periods shall not exceed one hundred twenty (120) days during any twelve (12) month period.

(c)       Termination of Registration Rights.  A Holder's registration rights as to any securities held by such Holder (and its Affiliates, partners, members and former members) shall not be available unless such securities are Registrable Securities.

(d)        Furnishing Information.

(i)          Neither the Investor nor any Holder shall use any free writing prospectus (as defined in Rule 405) in connection with the sale of Registrable Securities without the prior written consent of the Company.

(ii)         It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 1 as to a selling Holder that such selling Holder shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to effect the registered offering of their Registrable Securities.

4.         INDEMNIFICATION

(a)       In the event of a registration of any of the Registrable Securities under the Securities Act pursuant to this Agreement, the Company will (i) indemnify and hold harmless each Investor whose shares are so registered and each other person, if any, who controls such Investor or Investors within the meaning of the Securities Act, against any losses, claims, damages or liabilities, costs and expenses (including reasonable fees, expenses and disbursements of attorneys and other professionals involved) joint or several (collectively, “Losses”), to which such Investor or Investors, such underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such Losses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement

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of any material fact contained in any registration statement under which such Registrable Securities were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof or in any free writing prospectus (as such term is defined in Rule 405) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act or any state securities law applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, and (ii) will reimburse Investor, each of its officers, directors and partners, and each person controlling such Investor or Investors, each such underwriter and each person who controls any such underwriter, for any reasonable legal and any other expenses incurred in connection with investigating, defending or settling any such claim, loss, damage, liability or action. Notwithstanding the foregoing, the Company will not be liable in any such case to the extent that any such Loss arises out of or is based on any untrue statement or omission based upon written information furnished to the Company in an instrument duly executed by an Investor specifically for use therein.

(b)       Each Investor will, if Registrable Securities held by or issuable to such Investor are included in the securities for which a registration is being effected, (i) indemnify and hold harmless the Company, each of its directors and officers, each underwriter, if any, of the Company’s securities covered by such registration statement, each person who controls the Company and each underwriter within the meaning of the Securities Act, against all Losses, (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) will reimburse the Company, such directors, officers, partners, persons or underwriters for any reasonable legal or any other expenses incurred in connection with investigating, defending or settling any such Loss, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company in an instrument duly executed by the Investor specifically for use therein. Notwithstanding the foregoing, the total amount for which the Investor, its officers, directors and partners, and any person controlling the Investor, shall be liable under this Section 4(b) shall not in any event exceed the aggregate proceeds received by the Investor from the sale of its Registrable Securities in such registration.

(c)       If the indemnification provided for in this Section 4 is unavailable to an Indemnified Party with respect to any Losses, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the Indemnified Party, on the one hand, and the Indemnifying Party, on the other hand, in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party, on the one hand, and of the Indemnified Party, on the other hand, shall be determined by reference to, among other factors, whether the untrue statement of a material fact or omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified

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Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such misstatement or omission; the Company and each Holder agree that it would not be just and equitable if contribution pursuant to this Section 4 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in this Section 4(c). No Indemnified Party guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from the Company or any other Indemnifying Party if the Company or such other Indemnifying Party was not guilty of such fraudulent misrepresentation.

(d)       Each party entitled to indemnification under this Section 4 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claims as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided, however, that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party’s expense. Notwithstanding the foregoing, the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations hereunder, unless such failure resulted in actual detriment to the Indemnifying Party. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation.

(e)       Notwithstanding the foregoing, to the extent that the provisions on indemnification contained in the underwriting agreements entered into among one or more Investors, the Company and the underwriters in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall be controlling as to the Registrable Securities included in the public offering.

(f)        The indemnification provided by this Section 4 shall be a continuing right to indemnification and shall survive the registration and sale of any securities by any person entitled to indemnification hereunder and the expiration or termination of this Agreement.

5.         REPORTS UNDER THE EXCHANGE ACT

With a view to making available to the Investors the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit Investor to sell securities of the Company to the public without registration, the Company agrees to use its commercially reasonable efforts to:

(a)       make and keep public information available, within the meaning of Rule 144, including by filing all reports required under the Exchange Act in a timely manner, at all times after the effective date of the Shelf Registration Statement;

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(b)       furnish to the Investors forthwith upon request a written statement by the Company that it has complied with the reporting requirements of Rule 144 (at any time after the effective date of the Shelf Registration Statement), and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents filed by the Company with the SEC as may be reasonably requested to enable any such holder to take advantage of any rule or regulation of the SEC permitting the selling of any such securities without registration.

6.         LIMITATIONS IN CONNECTION WITH FUTURE GRANTS OF REGISTRATION RIGHTS

From and after the date of this Agreement, the Company shall not, without the prior written consent of the Investors who then hold Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder to include such securities in any registration filed under Section 1 hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of his securities will not reduce the amount of the Registrable Securities of Investor to be included in such registration.

7.         TRANSFER OF REGISTRATION RIGHTS

The registration rights of the Investors (and of any permitted transferee of Investor) under this Agreement with respect to any Registrable Securities may be assigned in whole or in part as provided in Section 8(b) below.

8.         CERTAIN DEFINITIONS

(a)        As used in this Agreement, the following terms shall have the following respective meanings:

(i)          “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(ii)         “Effectiveness Deadline” means, with respect to the Shelf Registration Statement required to be filed pursuant to Section 1(a), the earlier of (i) the 90th calendar day following the Filing Deadline and (ii) the 5th Business Day after the date the Company is notified (orally or in writing, whichever is earlier) by the SEC that such Shelf Registration Statement will not be “reviewed” or will not be subject to further review; provided, that if the Effectiveness Deadline falls on a Saturday, Sunday or other day that the SEC is closed for business, the Effectiveness Deadline shall be extended to the next Business Day on which the SEC is open for business.

(iii)        “Holder” means any Investor and any other holder of Registrable Securities to whom the registration rights conferred by this Agreement have been transferred in compliance with Section 7.

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(iv)        “Register,” “registered” and “registration” shall refer to a registration effected by preparing and (A) filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of effectiveness of such registration statement or (B) filing a prospectus and/or prospectus supplement in respect of an appropriate effective registration statement.

(v)         “Registrable Securities” means any and all shares of (i) common stock, par value $0.01 per share, of the Company (“Common Stock”), including any non-voting common stock, issued or issuable to the Investor pursuant to the Subscription Agreement or other agreement listed in Schedule I to this Agreement, (ii) Series F Common Stock Equivalent, par value $0.01 per share, of the Company (the “Series F Preferred Stock”), (iii) Series G Non-Voting Preferred Stock, par value $0.01 per share, of the Company (such stock and the Series F Preferred Stock being collectively referred to herein as the “Preferred Stock”) issued or issuable upon exchange of Common Stock pursuant to any agreement listed in Schedule I to this Agreement by and between the Company and an Investor, (iv) Common Stock, including any non-voting common stock, issued or issuable upon conversion of the Preferred Stock in accordance with the Company’s Certificate of Incorporation, as amended, supplemented and/or restated, or pursuant to an agreement between the Company and an Investor, (v) capital stock issued in respect of the Common Stock, including any non-voting common stock, or the Preferred Stock in any reorganization, and (vi) capital stock issued in respect of the stock referred to in clauses (i), (ii), (iii), (iv) or (v) above as a result of a stock split, stock dividend, recapitalization or combination; provided, that the Company may, in its discretion, require as a condition to offers and sales of any of the foregoing pursuant to any registration that such securities be offered and sold as, and converted into or exchanged for Common Stock on the closing of, any such sale. Notwithstanding the foregoing, Registrable Securities shall not include any securities that would otherwise be Registrable Securities if the same are (A) sold by a person in a transaction in which the person’s rights under this Agreement are not properly assigned; or (B)(1) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, or (2) sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act, under Section 4(1) thereof so that all transfer restrictions, and restrictive legends with respect thereto, if any, are removed upon the consummation of such sale.

(vi)        “Rule 158,” “Rule 159A,” “Rule 405” and “Rule 415” mean, in each case, such rule promulgated under the Securities Act (or any successor provision), as the same shall be amended from time to time.

9.         MISCELLANEOUS

(a)       Except as otherwise expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated, except by a written instrument signed by the Company and Investor.

(b)       This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, legal representatives, successors and permitted assigns. This Agreement, and the rights and obligations of the Investor hereunder, may be assigned by the Investor to any person or entity to which Registrable

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Securities are transferred by the Investor, and such transferee shall be deemed to have acquired all of the rights and obligations of the Investor for purposes of this Agreement; provided, that the transferee provides written notice of such assignment to the Company and provided that any such transfer shall be made strictly in accordance with all applicable laws; and provided, further, that such rights may not be held or exercised by more than one transferee of a single original Investor named herein at any one time. The Company may not assign its rights under this Agreement except to its successors-in-interest as a result of a merger, reorganization or a sale of all or substantially all of the assets of the Company.

(c)       This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement (notwithstanding that all of the parties are not signatories to the original or the same counterpart, or that signature pages from different counterparts are combined), and it shall not be necessary when making proof of this Agreement or any counterpart thereof to account for any other counterpart, and the signature of any party to any counterpart shall be deemed to be a signature to and may be appended to any other counterpart. For purposes of this Agreement, a document (or signature page thereto) signed and transmitted by facsimile machine or other electronic means is to be treated as an original document. The signature of any party on any such document, for purposes hereof, is to be considered as an original signature, and the document transmitted is to be considered to have the same binding effect as an original signature on an original document. At the request of any party, any facsimile or other electronic signature is to be re-executed in original form by the parties which executed the facsimile or other electronic signature. No party may raise the use of a facsimile machine or other electronic means, or the fact that any signature was transmitted through the use of a facsimile machine or other electronic means, as a defense to the enforcement of this Agreement.

(d)       All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or: (i) personal delivery to the party to be notified; (ii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iii) one (1) business day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt. All communications to Investors shall be sent to the address of such Investor set forth on such Investor’s signature page to this Agreement and all communications sent to the Company shall be sent as follows:

If to the Company:

Broadway Financial Corporation

5055 Wilshire Boulevard, Suite 500

Los Angeles, CA 90036

Attention: Wayne-Kent A. Bradshaw, President and CEO

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with a copy to:

Arnold & Porter LLP

777 South Figueroa Street, 44th Floor

Los Angeles, CA 90017

Facsimile No:  213-243-4199

Attention:  James R. Walther, Esq.

(e)       Wherever the term “including” is used herein, it shall be deemed to mean “including, without limitation.”

(f)        In case any one or more of the provisions contained in this Agreement, or any of the documents or agreements contemplated hereby, should be determined to be invalid, illegal or unenforceable in any respect, the validity, legality, and enforceability of the remaining provisions contained herein, or therein, shall not be in any way affected or impaired thereby.

(g)       If, and as often as, there is any change in the Common Stock or the Non-Voting Preferred Stock by way of a stock split, stock dividend, combination or reclassification, or through a merger, consolidation, reorganization or recapitalization, or by any other means, appropriate adjustment shall be made in the provisions hereof so that the rights and privileges granted hereby shall continue with respect to the Common Stock and the Non-Voting Preferred Stock as so changed.

(h)       This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to conflicts of law principles that would result in the application of any law other than the law of the State of Delaware. The parties agree to submit to the jurisdiction of the courts of the State of Delaware in any proceeding involving this Agreement.

(i)        THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT OR UNDER ANY AGREEMENT, INSTRUMENT OR OTHER DOCUMENT CONTEMPLATED HEREBY OR RELATED HERETO AND IN ANY ACTION DIRECTLY OR INDIRECTLY RELATED TO OR CONNECTED WITH THE OBLIGATIONS OF THIS AGREEMENT. THE COMPANY ACKNOWLEDGES THAT THIS WAIVER MAY DEPRIVE IT OF AN IMPORTANT RIGHT AND THAT SUCH WAIVER HAS BEEN KNOWINGLY AND VOLUNTARILY MADE BY THE COMPANY AFTER CONSULTATION WITH ITS LEGAL COUNSEL.

(j)        The headings or captions of the various Sections and other divisions of this Agreement are intended for convenient reference only and neither form a part hereof nor are to be relied upon to interpret or modify any of the provisions of this Agreement.

(k)       The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms. It is accordingly agreed that the parties hereto shall be entitled, without the

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necessity of posting a bond, to specific performance of the terms hereof, this being in addition to any other remedies to which a party is entitled at law or equity.

[Signature page follows.]

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IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date set forth above.

BROADWAY FINANCIAL CORPORATION

By:
	Name:	Wayne-Kent A. Bradshaw
	Title:	President and Chief Executive Officer

CJA PRIVATE EQUITY FINANCIAL RESTRUCTURING MASTER FUND I LP

By:	CJA Private Equity Financial Restructuring GP I Ltd., its General Partner

By:
Name: Christopher J. Acito
Title: Managing Member

Address for Notices:

CJA Private Equity Financial Restructuring
Master Fund I LP
c/o Hedgserv, Ltd.
Attention: Mr. Donal Murphy
75 St Stephens Green - 2nd Floor
Dublin 2 Ireland

with copies to:

CJA Private Equity Financial Restructuring
Master Fund I LP
c/o Gapstow Capital Partners LP
Attention: Virginia Hathorn
130 East 59th Street - 12th Floor
New York, NY 10022

Wiggin and Dana LLP
2 Stamford Plaza
281 Tresser Boulevard
Stamford, CT 06901
Facsimile No: 203-363-7676
Attention: Mark Kaduboski, Esq.

[Signature Page to Registration Rights Agreement]

NATIONAL COMMUNITY INVESTMENT FUND

By:
Name:
Title:

Address for Notices:

National Community Investment Fund
135 South La Salle, Suite 2040
Chicago, IL 60603
Attention: Saurabh Narain

bbcn bancorp, inc.

By:
Name:
Title:

Address for Notices:

BBCN Bancorp, Inc.
3731 Wilshire Boulevard, Suite 1000
Los Angeles, CA 90010
Attention: Executive Vice President and Chief Financial Officer

Schedule I

1.	Subscription Agreement, dated August 22, 2013, between the Company and CJA Private Equity Financial Restructuring Master Fund I, L.P.

2.	Exchange Agreement, dated August 22, 2013, between the Company and National Community Investment Fund.

3.	Loan Purchase and Sale Agreement, dated August 22, 2013, between BBCN Bank and National Community Investment Fund.

4.	Exchange Agreement, dated August 22, 2013, between the Company and BBCN Bancorp, Inc.

5.	Agreement for Partial Satisfaction of Debt Previously Contracted, dated August 22, 2013, between the Company and BBCN Bank.